                                 EXHIBIT NO. 11

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                      Nine Months Ended
                                           ----------------------------------------
(In thousands)                             September 30, 1994    September 30, 1993
                                           ----------------------------------------
                                                    Earnings              Earnings
                                           Shares   Per Share    Shares   Per Share
                                           ------   ---------    ------   ---------
PRIMARY EARNINGS PER SHARE

  Average shares outstanding               79,786                76,841
   Common stock equivalents  for
    stock options                             481                   565
                                           ------                ------
      Primary Earnings per share           80,267     $1.59      77,406     $1.44
                                           ======     =====      ======     =====


FULLY DILUTED EARNINGS PER SHARE

  Average shares outstanding               79,786                76,841
   Common stock equivalents  for
    stock options and convertible
    debentures                                650                   827
                                           ------                ------
      Fully diluted earnings per share     80,436     $1.59      77,668     $1.43
                                           ======     =====      ======     =====


                                      16